UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2007

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service – Employer Identification No. 16-1158413

205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 19, 2007, Performance Technologies, Incorporated (“the Registrant”) announced the extension of its previously announced stock repurchase program. The Registrant’s Board of Directors approved the extension on July 16, 2007. The Registrant has also announced that it will disclose its financial results for the second quarter on July 31, 2007. A copy of the press release issued by the Registrant in connection with these matters is being filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on July 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

July 19, 2007	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

July 19, 2007	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Chief Financial Officer and Senior Vice President of Finance

Exhibit 99.1

For more information contact:

Dorrance W. Lamb

SVP and Chief Financial Officer

Performance Technologies

585-256-0200 ext. 7276

finance@pt.com

Performance Technologies Schedules Second Quarter 2007 Earnings Release and Conference Call

“Company also announces an extension of its stock repurchase program”

ROCHESTER, N.Y. - July 19, 2007 - Performance Technologies (NASDAQ: PTIX), a leading developer of communication platforms and systems, will announce its financial results for the second quarter after the market closes on Tuesday, July 31, 2007.

A conference call will be held on Wednesday, August 1, 2007 at 10:00 a.m., New York time, to discuss the results. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 500-7713 or (416) 849-2692. A digital recording of this conference call may be accessed immediately after its completion from August 1 through August 6, 2007. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 72152. A live webcast of the conference call will be available on the Performance Technologies website at www.pt.com and will be archived to the site within two hours after the completion of the call.

The Company is also announcing that its Board of Directors has extended the previously announced stock repurchase program for an additional 12 months through July 13, 2008. Under the stock repurchase program, the Company is authorized to repurchase shares of its common stock for an aggregate purchase price not to exceed $10 million. To date, the Company has purchased approximately 628,000 shares for an aggregate purchase price of approximately $3.1 million. Shares may be repurchased through open market or private transactions, including block purchases, and will be used for the Company's stock option plan, potential acquisition initiatives and general corporate purposes. Performance Technologies has approximately 12,680,000 common shares outstanding.

About Performance Technologies

Performance Technologies (NASDAQ: PTIX) is a global supplier of integrated IP-based platforms and solutions for advanced communications networks and innovative computer system architectures. Our Embedded Systems Group offers robust application-ready platforms that incorporate open-standards based software and hardware, providing significantly accelerated end product deployment benefits for equipment manufacturers. Our Signaling Systems Group offers the SEGway™ product suite, which includes IP STPs, SS7 over IP transport solutions, and signaling gateways that enable lower operating costs through utilization of IP networks, thereby creating competitive advantages for carriers in existing and emerging markets.

Performance Technologies is headquartered in Rochester, New York. Additional engineering facilities are located in San Diego and San Luis Obispo, California, and Kanata, Ontario, Canada. For more information, visit www.pt.com.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results can differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins and obtaining orders as a result, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing capacity and arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations and potential material weaknesses in the future. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2006, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

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